EXHIBIT 10.1
ALLOY, INC.
COMPENSATION ARRANGEMENTS FOR CERTAIN NAMED EXECUTIVE OFFICERS (AMENDED)
      Fiscal year ended January 31, 2005 (“Fiscal 2004”) bonuses and fiscal year ending January 31, 2006 (“Fiscal 2005”) salaries have been set for certain named executive officers of Alloy, Inc. as follows:

		Fiscal 2004	Fiscal 2005	Other
Named Executive	Position	Bonus	Salary	Compensation(1)

Matthew C. Diamond	Chief Executive Officer and Chairman	None	$420,000	$31,233	(2)
James K. Johnson, Jr.	President and Chief Financial Officer/Chief Operating Officer	None	$420,000	$31,602	(2)
Samuel. A. Gradess	Executive Vice President	None	$150,000	$37,248	(2)
Robert Bernard	Chief Executive Officer,	$327,000 payable in	$600,000	$20,000	(4)
	Merchandise Division	cash and 100,000 options(3)

(1)	Through June 9, 2005.

(2)	Represents dollar value of insurance paid by Alloy, Inc. with respect to a split dollar life insurance policy, which policy, including death benefits, will be assigned to the Company during Fiscal 2005.

(3)	25,000 options vesting on each of March 7, 2006, 2007, 2008 and 2009.

(4)	Represents amount paid to Mr. Bernard to be applied to a term life insurance policy for the benefit of a beneficiary to be designated by Mr. Bernard.